EXHIBIT  23.1


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

Board  of  Directors
Creative  Host  Services,  Inc.
San  Diego,  California

We consent to the incorporation by reference of our Independent Auditors Report dated March 15, 2002, except for Notes (1) and (6) as to which the date is November 7, 2002, on the consolidated financial statements of Creative Host Services, Inc. and subsidiaries, in the Company's Form S-3 to be filed with the Securities and Exchange Commission on January 30, 2003. We also consent to the reference to us as experts in matters of accounting and auditing in the registration statement and prospectus.


/s/  Stonefield  Josephson,  Inc.

Santa  Monica,  California
January 31, 2003